Exhibit 2.3

SECOND AMENDMENT TO

AMENDED AND RESTATED TRANSITION AND ASSET PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED TRANSITION AND ASSET PURCHASE AGREEMENT is made as of the 7th day of June 2019 (the “Second Amending Agreement”).

BETWEEN:

MGE NIAGARA ENTERTAINMENT INC.,

a corporation continued under the laws of the

Province of Ontario

(the “Service Provider”)

- and -

ONTARIO LOTTERY AND GAMING

CORPORATION,

a corporation established pursuant to the Enabling

Legislation

(“OLG”)

- and -

ONTARIO GAMING ASSETS CORPORATION,

a corporation incorporated under the laws of the

Province of Ontario

(“OGAC”)

RECITALS:

The Service Provider, OLG and OGAC entered into an amended and restated transition and asset purchase agreement made as of May 1, 2019, as amended by a first amendment to the amended and restated transition and asset purchase agreement dated as of June 6, 2019 (collectively, the “TAPA”).

The Parties have agreed to amend the TAPA on the terms contained herein.

Capitalized and other terms used in this Second Amending Agreement, including in the Recitals hereto, and not otherwise defined herein, shall have the meanings respectively ascribed to them in the TAPA.

STRICTLY CONFIDENTIAL

Gaming Bundle 8 (Niagara)

Second Amendment to Amended and Restated TAPA

-  2  -

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties covenant and agree as follows:

1.	Amendments to TAPA

The TAPA is amended as follows:

(a)	the definition of “Casino Operating and Services Agreement” in Section 1.1 (Definitions) is deleted and replaced with:

(i)

“Casino Operating and Services Agreement” means, until the Closing Date, the Casino Operating and Services Agreement in the form agreed to by the Parties as of June 7, 2019, and thereafter, means the Casino Operating and Services Agreement entered into on the Closing Date between OLG and the Service Provider.

(b)	Schedule 8 (Employment Matters) is deleted in its entirety and replaced with Exhibit A attached hereto.

(c)	Schedule 9 (Pension and Benefit Matters) is deleted in its entirety and replaced with Exhibit B attached hereto.

(d)	Schedule 10 (Equipment) is deleted in its entirety and replaced with Exhibit C attached hereto.

(e)	Schedule 11 (Completion Documents) is deleted in its entirety and replaced with Exhibit D attached hereto.

(f)	Schedule 13 (Claims; Violations) is deleted in its entirety and replaced with Exhibit E attached hereto.

(g)	Schedule 15 (Inventories) is deleted in its entirety and replaced with Exhibit F attached hereto.

(h)	Schedule 22 (Fallsview Retail Subleases) is deleted in its entirety and replaced with Exhibit G attached hereto.

(i)	Schedule 23 (OLG Owned Software) is deleted in its entirety and replaced with Exhibit H attached hereto.

2.	Conflict

In the event of a conflict or inconsistency between the terms of the TAPA and the terms of this Second Amending Agreement, the terms of this Second Amending Agreement shall prevail. Except as specifically provided herein, all other terms, conditions and provisos of the TAPA as amended pursuant to this Second Amending Agreement shall remain the same and unchanged and in full force and effect and time shall continue to be of the essence of the TAPA.

STRICTLY CONFIDENTIAL

Gaming Bundle 8 (Niagara)

Second Amendment to Amended and Restated TAPA

-  3  -

3.	Governing Law

This Second Amending Agreement will be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.	Execution by Telecopy/Email

This Second Amending Agreement may be executed in counterparts and delivered by facsimile or by email in PDF and the reproduction of any signature in counterpart with delivery by fax or email will be treated as though such reproduction was an executed original signature.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the Parties have duly executed this Second Amending Agreement as of the date first written above.

MGE NIAGARA ENTERTAINMENT INC.

By:	/s/ David A. Rome
Name:	David A. Rome
Title:	Secretary
I have the authority to bind the corporation

Signature Page to Second Amendment to

Amended and Restated Transition and Asset Purchase Agreement (Niagara)

STRICTLY CONFIDENTIAL

Gaming Bundle 8 (Niagara)

Second Amendment to Amended and Restated TAPA

ONTARIO LOTTERY AND GAMING CORPORATION
By:	/s/ Lori Sullivan
Name:	Lori Sullivan
Title:	Executive Vice President, Chief Operating Officer /s/ Lisa Bell-Murray
Name:	Lisa Bell-Murray
Title:	Senior Vice President, Chief Financial Officer
I/We have the authority to bind the corporation

ONTARIO GAMING ASSETS CORPORATION
By:	/s/ Lori Sullivan
Name:	Lori Sullivan
Title:	Chief Operating Officer

/s/ Lisa Bell-Murray
Name:	Lisa Bell-Murray
Title:	Chief Financial Officer
I/We have the authority to bind the corporation

Signature Page to Second Amendment to

Amended and Restated Transition and Asset Purchase Agreement (Niagara)